UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 29, 2011
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 29, 2011, we entered into a second amendment to our Loan and Security Agreement with Silicon Valley Bank. The amendment reduced the tangible net worth requirement to $4,250,000 from $5,500,000 commencing with July 31, 2011, and on the last day of each month thereafter, to the expiration date in March 2012. Under the amendment, the tangible net worth requirement increases (i) commencing with the quarter ending September 30, 2011 and each quarter thereafter, by 75% of our net income (without reduction for any losses), and (ii) by 75% of all proceeds received from the issuance of equity and/or the principal amount of all subordinated debt incurred, in each case, after July 29, 2011. The amendment also revised the definition of “borrowing base” to be 75% of our eligible accounts receivable plus the lesser of (i) 50% of our eligible inventory (valued at the lower of cost or wholesale fair market value) or (ii) $250,000. Lastly, the amendment revised the definition of “streamline period” to be any period in which there are no outstanding credit extensions, or generally following a 30 consecutive day period in which we have maintained unrestricted cash at the bank greater than the outstanding principal amount of all credit extensions. Being in a streamline period permits us, among other things, to provide the bank with monthly, rather than weekly, reporting of financial information.
     The foregoing description is qualified in its entirety by reference to the Second Amendment to Loan and Security Agreement, which is attached hereto as Exhibit 10 and is incorporated herein by reference.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	See “Exhibit Index”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2011	Wireless Ronin Technologies, Inc.
	By	/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10	Second Amendment to Loan and Security Agreement by and between the Registrant and Silicon Valley Bank, dated July 29, 2011.

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